AMBAC SECURITIES, INC.

                                 CODE OF ETHICS


SECTION I  STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

           This Code of Ethics (the "Code") has been adopted by Ambac Securities, Inc., a broker/dealer registered under Section 15 of the Securities and Exchange Act of 1934 ("Ambac"). The Code has been adopted pursuant to Rule 17j-1 under the Company Act of 1940 (the "1940 Act"). Ambac has clients that are not money market funds for which it provides distribution (principal underwriter) services, among other things. These clients include companies registered as investment companies under the 1940 Act. (Collectively, all such companies are referred to herein as "Clients".)

           The Code is based on the principle that the directors, officers and employees of Ambac and of companies affiliated with Ambac have a fiduciary duty to conduct their personal securities transactions in a manner that does not interfere with Clients' transactions or otherwise take unfair advantage of their positions with Ambac or with any Ambac affiliate to the detriment of Clients. This fiduciary duty arises under the federal securities laws.

           This Code is designed to contain provisions reasonably designed to prevent the persons subject to this Code (as set forth below) from (i) engaging in any conduct to defraud any Client, (ii) making an untrue statement of material fact to a Client or omitting to state a material fact necessary in order to make the statements made to such Client, in light of the circumstances under which they are made, not misleading, (iii) engaging in any act, practice or course of business that would operate as a fraud or deceit on any Client and
(iv) engaging in any manipulative practice with respect to any Client.

           Every officer and director of Ambac is subject to this Code. No employee of Ambac may act as an Advisory Person with respect to any Client.

           Persons subject to the Code are referred to herein as "Access Persons." The Compliance Officer will notify all such Access Persons.

           All Access Persons are expected to adhere to the general principles set forth above as well as to comply with all of the specific provisions of this Code that are applicable to them. In addition, Access Persons should recognize that, depending upon their position and responsibilities, they may be subject to separate Codes of Ethics which have been adopted by the registered investment companies distributed by Ambac to satisfy the provisions of Section 17(j) of the 1940 Act and Rule 17j-1 thereunder.

           Technical compliance with the Code will not automatically insulate any Access Person from scrutiny of transactions that show a pattern of compromise or abuse of the individual's fiduciary duties to any Client. Accordingly, all Access Persons must seek to avoid any actual or potential conflicts between their personal interests and the interests of Clients. In sum, all Access Persons shall place the interests of Clients before their own personal interests.

           Every Access Person must read and retain this Code of Ethics, and should recognize that he or she is subject to the provisions of hereof.

SECTION II DEFINITIONS

           (A) "Access Person" has the meaning set forth in Section I above.

           (B) "Advisory Person" means: (i) any employee of Ambac or of any company in a control relationship to Ambac who in connection with his or her regular functions or duties makes, participates in, or obtains current information regarding the purchase or sale of any Security for the account of a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to Ambac who obtains information concerning recommendations made by Ambac with regard to the purchase or sale of any Security for a Client account.

           (C) "Beneficial Ownership" has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934. Under that definition, Beneficial Ownership would include, but not be limited to, any interest by which an Access Person or any member of his or her immediate family (I.E., a person who is related by blood or marriage to, and who is living in the same household as, the Access Person) can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest which arises as a result of: a general partnership interest in a general or limited partnership; an interest in a trust; a right to dividends which is separated or separable from the underlying Security; a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable); and a performance related advisory fee (other than an asset based fee).1

           (D) "Compliance Officer" means the chief compliance officer of Ambac.



--------
1     Beneficial Ownership will not be deemed to exist solely as a result of any indirect interest an officer, director or employee of Ambac or another affiliate of Ambac may have in the investment performance of an account managed by such person, or over which such person has supervisory responsibility, which arises from such person's compensation arrangement with Ambac or such affiliate under which the performance of the account, or the profits derived from its management, is a factor in the determination of such person's compensation.



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



           (E)       "Control" shall have the same meaning as that set forth in
                     Section 2(a)(9) of the 1940 Act. Under that definition, Control is defined to mean the power to exercise a controlling influence over the management or policies of an entity, unless such power is solely the result of an official position with such entity. Persons who own beneficially, either directly or through one or more controlled entities, more than 25% of the voting securities of an entity are presumed to control that entity.

           (F) "Security" includes all stock, debt obligations and other securities and similar instruments of whatever kind, including any warrant or option to acquire or sell a security and financial futures contracts (and options thereon). References to a Security in this Code (E.G., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any instrument which has an investment return or value that is based, in whole or part, on that Security (collectively, "Derivatives"). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

           (G) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

           (H)       "Client" has the meaning set forth in Section I above.

SECTION III          OBJECTIVE AND GENERAL PROHIBITIONS

           All Access Persons must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in Section I above, this Section III and Section VII. Therefore, an Access Person may not engage in any investment transaction under circumstances where the Access Person benefits from or interferes with the purchase or sale of investments by any Client. In addition, Access Persons may not use information concerning the investments of any Client or the investment intentions of Ambac with respect to any Client account, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of any Client.

           Access Persons may not engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of investments for the account of any Client.

           Access Persons should also recognize that a violation of this Code may result in the imposition of: (1) sanctions as provided by Section IX below; or (2) the imposition administrative, civil and, in certain cases, criminal fines, sanctions or penalties.



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


SECTION IV PROHIBITED TRANSACTIONS

           (A) An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (1) any Client account has purchased or sold the Security within the last 15 calendar days, or is purchasing or selling or is going to purchase or sell the Security in the next 15 calendar days; or (2) Ambac has within the last 15 calendar days considered purchasing or selling the Security for any Client account or is considering purchasing or selling the Security for any Client account or within the next 15 calendar days is going to consider purchasing or selling the Security for any Client account, unless such Access
                     Person:

                     (i) obtains advance clearance of such transaction pursuant to Section V; and

                     (ii) reports to the Compliance Officer the information
                         described in Section VI of this Code.2

           (B) The prohibitions of this Section IV do not apply to:

                     (1) Purchases that are made by reinvesting cash dividends
                         pursuant to an automatic dividend reinvestment program ("DRIP") (however, this exception does not apply to optional cash purchases pursuant to a DRIP);

                     (2) Purchases and redemptions of shares of registered,
                         open-end investment companies (but not shares of closed-end funds), including shares of any such investment company advised by Ambac;

                     (3) Bank certificates of deposit and bankers' acceptances;

                     (4) Money market instruments (including repurchase
                         agreements) with a stated maturity of 12 months or less;

                     (5) U.S. Treasury obligations;

                     (6) Purchases of rights issued by an issuer PRO RATA to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of such rights;



---------
2 The prohibitions of this Section IV apply to Securities acquired or disposed of in any type of transaction, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the prohibitions set forth in
     Section IV(B) is applicable.



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


                     (7) Transactions in futures contracts on U.S. Treasury
                         obligations (and related options) effected on a U.S. commodities exchange;

                     (8) Involuntary (I.E., non-volitional) purchases, sales or transfers of Securities;

                     (9) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary; and

                     (10) Transactions in Securities of a type which are not
                         permissible investments for any Client account.

SECTION V  PRE-CLEARANCE PROCEDURES

           (A)       FROM WHOM OBTAINED.
                     ------------------

                               Pre-clearance of a personal transaction in a
                     Security required to be approved pursuant to Section IV above must be obtained from the Compliance Officer or such other persons as may be designated by the Compliance Officer to pre-clear personal transactions. Each of these persons is referred to in this Code as a "Clearing Officer." A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

           (B)       TIME OF CLEARANCE.
                     -----------------

                     (1) Access Persons may pre-clear trades only in cases where they have a present intention to effect a transaction in the Security for which pre-clearance is sought. It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments. Consistent with the foregoing, an Access Person may not simultaneously request pre-clearance to buy and sell the same Security.

                     (2) Pre-clearance of a trade shall be valid and in effect only for a period of 24 hours from the time pre-clearance is given; PROVIDED, HOWEVER, that a pre-clearance expires upon the person becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer. Accordingly, if an Access Person becomes aware of new or changed facts or circumstances which give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the person shall be required to so advise a Clearing Officer before proceeding with such transaction.



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


           (C)       FORM.
                     ----

                               Clearance must be obtained in writing by
                     completing and signing the form provided for that purpose by Ambac, which form shall set forth the details of the proposed transaction, and obtaining the signature of a Clearing Officer. The form is annexed hereto as Schedule A. If an Access Person is requesting approval to purchase or sell a Security that is held in a Client account and such Access Person has responsibility regarding the determination by Ambac of Securities to be purchased or sold for that account, the Access Person must inform the Clearing Officer of that fact at the time approval to purchase or sell the Security is sought.

           (D)       FILING.
                     ------

                               A copy of all completed clearance forms, with the
                     required signatures, shall be retained by the Compliance Officer.

           (E)       FACTORS CONSIDERED IN CLEARANCE OF PERSONAL TRANSACTIONS.
                     --------------------------------------------------------

                               A Clearing Officer may refuse to grant clearance
                     of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, a Clearing Officer will consider the following factors in determining whether or not to clear a proposed transaction:

                     (1) Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security; and

                     (2) Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of any Client; and

                     (3) Whether the transaction is likely to affect adversely any Client.

           (F)       MONITORING OF PERSONAL TRANSACTIONS AFTER CLEARANCE.
                     ---------------------------------------------------

                               After clearance is given to an Access Person, the
                     Access Person shall inform the Compliance Officer as to whether the cleared transaction was executed within 24 hours and whether it was executed in the specified amounts.






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



SECTION VI CERTIFICATIONS AND REPORTS BY ACCESS PERSONS

           (A)       INITIAL CERTIFICATIONS AND INITIAL HOLDINGS REPORTS

                     Within ten (10) days after a person becomes an Access Person, such person shall complete and submit to the Compliance Officer an "Initial Certification and Holdings Report" which shall be on the form attached as Schedule B and which must contain the following information:

                     (1) The title, number of shares and principal amount of Securities in which the Access Person had any direct or indirect Beneficial Ownership as of the date the person became an Access Person;

                     (2) Name of the broker, dealer or bank with or through whom the Access Person maintained an account in which Securities were held for the direct or indirect benefit of the Access Person as of the date such person became an Access Person; and

                     (3) The date the Initial Certification and Holdings Report is submitted by the Access Person.

           (B)       QUARTERLY REPORTS BY ACCESS PERSONS

                     Except as provided in Section VI(E) below within ten (10) days after the end of each calendar quarter, each Access Person shall make a written report to the Compliance Officer of all transactions occurring in the quarter by which he or she acquired or disposed of direct or indirect Beneficial Ownership in any Security, except that the report need not set forth information regarding the following types of transactions:

                     (1) Purchases and redemptions of shares of registered, open-end investment companies (but not shares of closed-end funds);

                     (2) Bank certificates of deposit and bankers' acceptances;

                     (3) Money market instruments (including repurchase agreements) with a stated maturity of 12 months or less;

                     (4)       U.S. Treasury obligations;

                     (5) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control (provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary); and

                     (6) transactions in Securities of a type which are not permissible investments for any Client account (but not Derivatives related to Securities that ARE of a type which are permissible investments for any Client account).3

                     Such report is hereinafter called a "Quarterly Securities Transaction Report."

           (C) A Quarterly Securities Transaction Report shall be on the form annexed hereto as Schedule C and must contain the following information with respect to each reportable transaction:

                     (1) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

                     (2) Title, number of shares or principal amount of each Security and the price at which the transaction was effected; and

                     (3) Name of the broker, dealer or bank with or through whom the transaction was effected.

           (D) A Quarterly Securities Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership of any Security to which the report relates.

           (E) In lieu of submitting a Quarterly Transaction Report, an Access Person may arrange for the Compliance Officer to be sent duplicate confirmations and statements for all accounts through which the Access Person effects Securities transactions in Securities in which the Access Person has any direct or indirect Beneficial Ownership. However, a Quarterly Transaction Report must be submitted for any quarter during which the Access Person has acquired or disposed of direct or indirect Beneficial Ownership of any Security if such transaction was not in an account for which duplicate confirmations and statements are being sent. Any Access Person relying on this Section VI(E) shall be required to certify as to the identity of all accounts through which the Securities in which they have direct or indirect Beneficial Ownership are purchased, sold and/or held.








------------
3 The reporting requirements of this Section VI apply to Securities acquired or disposed of in all types of transactions, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the reporting requirements applies.

           (F)       ANNUAL CERTIFICATION AND ANNUAL HOLDINGS REPORTS

                     Annually, each Access Person shall within thirty (30) days of the end of the calendar year complete and submit to the Compliance Officer an "Annual Certification and Holdings Report" which shall be on the Form attached as Schedule D and which must contain the following information:

                     (1) The title, number of shares and principal amount of
                         Securities in which the Access Person had any direct or indirect Beneficial Ownership;

                     (2) Name of the broker, dealer or bank with or through whom the Access Person maintained an account in which Securities were held for the direct or indirect benefit of the Access Person; and

                     (3) The date that the Annual Certification and Holdings
                         Report is submitted by the Access Person.

           (G) It is the responsibility of each Access Person to take the initiatives to comply with the requirements of this Section
                     VI. Any effort by Ambac to facilitate the reporting process does not change or alter that responsibility.

SECTION VII          ADDITIONAL PROHIBITIONS

           (A)       OUTSIDE BUSINESS ACTIVITIES, RELATIONSHIPS AND
                     DIRECTORSHIPS.
                     -----------------------------------------------------------

                     Access Persons may not engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of Ambac. Similarly, no such outside business activities or relationship may be inconsistent with the interests of Ambac or any Client. Access Persons may not serve as a director or officer of any public or private company, except with the prior approval of the Compliance Officer, and all such positions held by Access Persons shall be reported to the Compliance Officer as part of the annual certification of compliance with this Code.

           (B)       GRATUITIES.
                     ----------

                     Access Persons shall not, directly or indirectly, take, accept or receive, nor shall they give, gifts or other consideration in merchandise, services or otherwise, except: (i) customary business gratuities, such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient and cannot be viewed as a bribe, kickback or payoff; and (ii) business related gifts having a value of not more than $100.

SECTION VIII         CERTIFICATION BY ACCESS PERSONS

           Access Persons shall be required to certify not more than 10 days after they become Access Persons, and annually thereafter (within 30 days of the end of each calendar year), that they have read and understand this Code and recognize that they are subject to it. Access Persons shall also be required to certify annually that they have complied with the requirements of this Code. These certifications shall be made as part of the Initial Certification and Holdings Report and Annual Certification and Holdings Report annexed hereto as Schedule B and Schedule D, respectively.

SECTION IX SANCTIONS

           Any violation of this Code shall be subject to the imposition of such sanctions by Ambac as it may deem appropriate under the circumstances to achieve the purposes of this Code. Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by a Client and the more advantageous price paid or received by the offending person.

SECTION X  ADMINISTRATION AND CONSTRUCTION

           (A) The administration of this Code shall be the responsibility of the Compliance Officer.

           (B)       The duties of the Compliance Officer are as follows:

                     (1) Continuous maintenance of a current list of the names
                         of all Access Persons, with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons;

                     (2) On an annual basis, providing each Access Person with a copy of this Code and informing such persons of their duties and obligations hereunder;

                     (3) Maintaining or supervising the maintenance of all
                         records and reports required by this Code;

                     (4) Preparing listings of all transactions effected by
                         Access Persons and reported by them pursuant to this Code, and reviewing such transactions against a listing of transactions effected by Client accounts;

                     (5) Issuance, either personally or with the assistance of
                         counsel as may be appropriate, of any interpretation of this Code which may appear consistent with the objectives of this Code;

                     (6) Conduct of such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the Board of Directors of Ambac; and



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


                     (7) Submission of a report to the Board of Directors of
                         Ambac regarding each violation of this Code by an Access Person, noting in each case any sanction imposed.

           (C) In addition to the records and reports required to be maintained by this Code, the Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

                     (1) A copy of this Code; and

                     (2) A copy of each Initial Certification and Holdings
                         Report, Quarterly Securities Transaction Report and Annual Certification and Holdings Report, for a period of not less than five (5) years from the end of the fiscal year during which the last entry was made on such report, in an easily accessible place, the first two at the offices of Ambac.









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


                                   SCHEDULE A

                             AMBAC SECURITIES, INC.


            REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

                     I hereby request permission to effect a transaction in Securities in which I have or will acquire Beneficial Ownership.

                           PURCHASES AND ACQUISITIONS

         NO. OF SHARES
         OR PRINCIPAL       NAME OF       CURRENT MARKET PRICE         NAME OF
DATE        AMOUNT          SECURITY        PER SHARE OR UNIT           BROKER











                          SALES AND OTHER DISPOSITIONS













Date:  ______________________             Signature:
                                                     ---------------------------

Permission Granted _____                 Permission Denied _____

Date:  ______________________             Signature:
                                                     ---------------------------
                                                         (Clearing Officer)







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                                   SCHEDULE B

                             AMBAC SECURITIES, INC.

                    INITIAL CERTIFICATION AND HOLDINGS REPORT

                     I have read and understand the Code of Ethics of Ambac Securities, Inc. (the "Code"). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

                     I certify that the brokerage accounts listed below constitute all of my personal securities accounts and that I hold no Securities in which I may be deemed to have Beneficial Ownership other than in my personal securities accounts, except as are listed in the second to last paragraph hereof . Use reverse side if additional space is needed.

                     I also certify that I have attached a copy of the most recent monthly statement for each personal securities account, along with copies of confirmations of any transactions in Securities effected since the date of such statements, which shall constitute my Initial Holdings Report.

                     If any new personal securities accounts are established, or if I become the direct or indirect Beneficial Owner of Securities not held in a personal securities account, I will promptly advise the Compliance Officer of the existence and identity of such account or Securities.

PERSONAL SECURITIES ACCOUNTS:

Name and Address of Broker         Account Name                Account Number















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



                     I hold the following Securities in addition to those in my personal securities accounts (If none, write NONE):

                                 OTHER HOLDINGS
                  NO. OF SHARES
TITLE             OR PRINCIPAL              NAME OF           NAME OF
                     AMOUNT                SECURITY      BROKER, DEALER OR BANK














                     I am a director of the following public and private companies, which are not affiliates of Ambac Financial Group, Inc.:

           NAME OF COMPANY                      POSITION





Date Completed:  _______________                Signature:______________________

                                                Print Name:_____________________









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




                                   SCHEDULE C

                             AMBAC SECURITIES , INC.


                     QUARTERLY SECURITIES TRANSACTION REPORT

                     The following lists all transactions in Securities, in which I had any direct or indirect Beneficial Ownership, that were effected during the last calendar quarter and are required to be reported by Section VI(B) of the Code. (If no such transactions took place write "NONE".) Please sign and date this report and return it to the Compliance Officer no later than the 10th day following the end of the quarter. Use reverse side if additional space is needed.

                           PURCHASES AND ACQUISITIONS

              NO. OF SHARES
TRADE         OR PRINCIPAL      NAME OF       UNIT        TOTAL
DATE          AMOUNT            SECURITY      PRICE       PRICE         BROKER
----          -------------     --------      -----       -----         ------












                          SALES AND OTHER DISPOSITIONS













Date Completed:  ____________________         Signature:
                                                         -----------------------

                                              Print Name:_______________________








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


                                   SCHEDULE D


                             AMBAC SECURITIES, INC.


                    ANNUAL CERTIFICATION AND HOLDINGS REPORT

           I have read and understand the Code of Ethics of Ambac Securities, Inc. (the "Code"), recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein. Furthermore, if during the past calendar year I was subject to the Code, I certify that I complied in all respects with the requirements of the Code as in effect during that year.

                     I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Transactions Reports that I have filed or in confirmations and statements for my personal securities accounts that have been sent to the Compliance Officer.

                     I further certify that the brokerage accounts listed below constitute all of my personal securities accounts and that I hold no Securities in which I may be deemed to have Beneficial Ownership other than in my personal securities accounts, except as are listed in the second to last paragraph hereof. Use reverse side if additional space is needed.

                     If as permitted by Section VI(E) of the Code I have arranged for the Compliance Officer to receive duplicate confirmations and statements for my personal securities accounts, the most recent monthly statement (the information on which is current as of a date no more than thirty (30) days before this report is submitted) for each such account shall constitute my Annual Holdings Report. If I have not arranged for the Compliance Officer to receive duplicate confirmations and statements for my personal securities accounts, I certify that a copy of the most recent monthly statement (the information on which is current as of a date no more than thirty
(30) days before this report is submitted) for each such account is attached, which shall constitute my Annual Holdings Report.

                     If any new personal securities accounts are established, or if I became the direct or indirect Beneficial Owner of Securities not held in a personal securities account, I will promptly advise the Compliance Officer of the existence and identity of such Account or Securities.







                                      -16-
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PERSONAL SECURITIES ACCOUNTS:

Name and Address of Broker            Account Name               Account Number











                     I hold the following securities in addition to those in my personal securities accounts (If none, write NONE):

                                 OTHER HOLDINGS

             NO. OF SHARES
TITLE         OR PRINCIPAL               NAME OF                NAME OF
                AMOUNT                  SECURITY          BROKER, DEALER OR BANK














           I am a director or officer of the following companies, which are not affiliates of Ambac Financial Group, Inc.:

                     NAME OF COMPANY                                    POSITION






Date Completed:                             Print Name:
                 -------------------------               -----------------------


                                             Signature:
                                                         -----------------------



                                      -17-
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